SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report March 17, 1998
                        (Date of earliest event reported)

                        HOSPITAL STAFFING SERVICES, INC.
             (Exact name of registrant as specified in its charter)

          FLORIDA                   1-11131               59-215063
(State or other jurisdiction     (Commission          (I.R.S. Employer
     of incorporation)           File Number)       Identification Number)

                      6245 North Federal Highway, Suite 500
                       Fort Lauderdale, Florida 33308-1900
                    (Address of principal executive offices)

                                 (954) 771-0500
               Registrant's telephone number, including area code

                HOSPITAL STAFFING SERVICES, INC. AND SUBSIDIARIES
                                    FORM 8-K
                        ITEM 6. Resignations of Directors


The following represents the Press Release describing the recent events of the Company and the resignations of certain Board members. Also attached as an exhibit is a copy of the Board resolution which documents such resignations.

PRESS RELEASE ISSUED March 18, 1998:



                 HOSPITAL STAFFING SERVICES FILES FOR PROTECTION
                  UNDER CHAPTER 11 OF THE U.S. BANKRUPTCY CODE
Company Also Reports Changes to its Board of Directors and Senior ManagementTeam


     Fort Lauderdale, Florida, March 18, 1998 -- Hospital Staffing Services, Inc. (NYSE: HSS) reported that it has filed a voluntary petition seeking protection under Chapter 11 of the U.S. Bankruptcy Code. The Company cited critical cash shortfalls it has experienced since implementation of a payment recoupment by the Medicare program for alleged overpayments relating to its home care operations, from cash payments otherwise due to its home care providers. The Company's current lender, Capital Healthcare Financing, has agreed to provide it with Debtor In Possession (DIP) financing through a secured revolving credit facility that will allow Hospital Staffing Services to maintain its day-to-day operations. The Company also reported that an investor group, led by Ronald Lusk, a Dallas, Texas-based private investor, has agreed to provide financing on an as-needed basis to provide additional financial support for the Company's day-to-day operations.

     The Company also reported that Ronald A. Cass, William F. McConnell, Hector Luis Ziperovich, M.D., and Robert B. Fields voluntarily resigned as members of the Board. Concurrently, Ronald Lusk, Robert L. Woodson, III, Joe Williams, Jr., and Bobby Shields were named to serve as new members of the Board. Mr. Lusk was subsequently named by the Board to serve as its new Chairman, replacing Lawrence Cappel, Ph.D., who remains a Director.

     The Company's Board of Directors also announced that it accepted the resignation of Mr. Ronald G. Huneycutt, its Vice President Finance and Chief Financial Officer. Subsequently, it named Mr. Lusk to serve as the
Company's  new   President,  Mr.  Bobby  Shields  to serve as  its  new   Chief
Executive Officer and interim Chief Financial Officer, and Mr. Joe Williams as its new Chief Operating Officer. Mr. Shields previously served as the Company's Vice President, Administration, Corporate Counsel and Chief Administrative Officer.

   Commenting further, Mr. Lusk stated, "It is important to note that the protective bankruptcy filing and changes to the composition of the Company's Board of Directors and senior management team were accomplished with the acknowledgment and support of certain shareholders of the Company and the Company's current lender. These parties have expressed their confidence in our new management team's ability to effect the successful reorganization and turnaround of the Company. Our initial efforts will be directed at developing a plan of reorganization that will allow the Company to maintain its current base of operations and then ultimately move forward once again in the healthcare industry."

   Mr. Ronald Lusk, has an extensive career in the healthcare industry, and presently is the owner of several nursing homes located primarily in Florida and Oklahoma. Mr. Lusk also has interests in various ancillary healthcare companies, including Dallas, Texas-based Trinity Rehab, Inc., which provides fee-for-service physical, occupational and speech therapy services; Conservative Care, Inc., based in Arlington, Texas, which is a nurse practitioner consulting company that provides various services to the long term care industry; and Oklahoma City-based Great Plains Medical & Scientific Co., Inc., a provider of medical equipment and support services to a wide range of healthcare providers.

   Mr. Joe Williams was formerly Chief Operating Officer for Knoxville, Tennessee-based HFI Management, Inc., a home care management organization. He has extensive experience in the home care industry, having also served as Vice President and COO for Advance Healthcare, Inc., a durable medical equipment company which he helped to expand into a full service home health organization, and was also the Chief Executive Officer of Med 2000, Inc., a physician practice and home health management company of which he was the owner and founder.

   Mr. Robert L. Woodson, III, is the former President of HFI Management, Inc. While President of that company, it grew from 3 contracts to over 65 contracts in five years, with a client base of over 2,000,000 annual visits. Mr. Woodson is also a director of First National Bank in LaFollette, Tennessee, and a member of the Campbell County Industrial Development Board.

   The Company also noted that on March 9, 1998, it completed the sale of its Travel Nurse subsidiary to Miami, Florida-based Preferred Employers Acquisition Corp., a subsidiary of Preferred Employers Holdings, Inc. (Nasdaq:PEGI) for cash in the amount of $5 million, of which $1.5 was advanced in January 1998, with the balance of $3.5 million delivered on March 6, 1998, and subsequently, approximately $1.8 million was deposited in an escrow to satisfy certain accrued liabilities associated with the Travel Nurse business. All cash proceeds received from the sale were utilized by Hospital Staffing to reduce borrowings under the Company's bank line of credit.

   Hospital Staffing Services, Inc., is a professional health care services organization that specializes in the provision of nursing services to patients at home and in health care institutions through a regional network of home health care offices; rehabilitative services; and support services to an array of health care providers.

   This press release contains forward looking statements which involve numerous risks and uncertainties. Actual determinations, results and transactions could differ materially from those contemplated and/or anticipated in such forward looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.

                HOSPITAL STAFFING SERVICES, INC. AND SUBSIDIARIES
                                   SIGNATURES
                                 March 26, 1998


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


HOSPITAL STAFFING SERVICES, INC.


By:  /s/Bobby Shields                     Bobby Shields, Chief Executive Officer
                                          interim Chief Financial Officer
                                          (principal financial officer)
                                          Date: March 26, 1998

EXHIBIT I


                                  RESOLUTION OF
                            THE BOARD OF DIRECTORS OF
                        HOSPITAL STAFFING SERVICES, INC.


         At a telephonic meeting of the Board of Directors of Hospital Staffing Services, Inc. (the "Corporation"), held on March 17, 1998, the Board enacted the following resolution:


         WHEREAS, in an earlier resolution enacted by the Board on March 12, 1998, the Corporation authorized the filing of a voluntary petition under Chapter 11 of Title 11 of the United States Code; and


         WHEREAS, in accordance with the terms of the attached letter dated March 16, 1998 (a copy of which is attached hereto) (the "Capital Commitment") Capital Healthcare Financing ("Capital") has offered to provide debtor-in-possession financing for the Corporation, so long as such bankruptcy filing involves the participation of Mr. Ron Lusk; and


         WHEREAS, Mr. Lusk has agreed to provide debtor-in-possession financing, as and when needed by the Corporation during the pendency of the Bankruptcy Case beyond that to be provided by Capital, such financing to include up to $500,000 to be advanced on or before March 20, 1998 (the "Lusk Commitment"); and


         WHEREAS, in light of the lack of other viable opportunities available to the Corporation to provide funding to the Corporation during the pendency of such bankruptcy, the Board deems it advisable and in the best interest of shareholders to accept the offers of the provision of debtor-in-possession financing from Capital and Mr. Lusk; and


         WHEREAS, as a condition to Mr. Lusk's obligation to provide debtor-in-possession financing, Mr. Lusk has requested (a) the resignations of Mr. Cass, Mr. McConnell, and Mr. Ziperovich from the Board of Directors of the Corporation and (b) that Ron Lusk, Bobby Shields, Joseph Williams and Robert Woodson be appointed to the Corporations Board of Directors; and

         WHEREAS, as a further condition precedent, by signing below I tender my resignation as a member of the Corporation's Board of Directors.


         NOW, THEREFORE, BE IT RESOLVED, that the Corporation hereby accepts the offer of the provision of debtor-in-possession financing by Capital; and be it

2


         FURTHER RESOLVED, that the Corporation hereby accepts the offer of Mr. Ron Lusk to provide debtor-in-possession financing; and be it



         FURTHER RESOLVED, that Ron Lusk, Bobby Shields, Joseph Williams and Robert Woodson are hereby appointed to the Corporation's Board of Directors; and be it


         Dated this 17th day of March, 1998,             p.m.




                                                 /s/ Lawrence A. Cappel
                                                 Lawrence A. Cappel


                                                 /s/ Ronald A. Cass
                                                 Ronald A. Cass


                                                 /s/ William F. McConnell
                                                 William F. McConnell


                                                 /s/ Hector L. Ziperovich, M.D.
                                                 Hector L. Ziperovich, M.D.




         The undersigned hereby tenders his resignation from the Board of Directors of Hospital Staffing Services, Inc.


                                                 /s/ Ronald A. Cass
                                                 Ronald A. Cass


                                                 /s/ William F. McConnell
                                                 William F. McConnell


                                                 /s/ Hector L. Ziperovich, M.D.
                                                 Hector L. Ziperovich, M.D.


                                                 Date:     March 17, 1998